Exhibit 1.3

Registration No. 45532

CERTIFICATE OF DEPOSIT

OF

SUPPLEMENTARY CERTIFICATE OF A LIMITED

PARTNERSHIP AND AN EXEMPTED PARTNERSHIP

THIS IS TO CERTIFY that a Supplementary Certificate of Brookfield Renewable Energy Partners L.P., was delivered to the Office of the Registrar of Companies and registered on the 8th day of May 2012 pursuant to section 8B(4) of the Limited Partnership Act 1883 as amended and section 13(5) of the Exempted Partnership Act 1992 as amended.

Given under my hand and the Seal of the REGISTRAR OF COMPANIES this 11th day of May 2012 for Registrar of Companies

THE LIMITED PARTNERSHIP ACT, 1983

SUPPLEMENTARY CERTIFICATE OF PARTICULARS

OF A LIMITED PARTNERSHIP

Pursuant to Section 8B(4)

Name of Limited Partnership:	Brookfield Renewable Energy Partners L.P.

Name and Address of the General Partner:	Brookfield Renewable Partners Limited 73 Front Street, 5th Floor Hamilton HM 12, Bermuda

Address of Registered Office of the Partnership in Bermuda:	73 Front Street, 5th Floor Hamilton HM 12, Bermuda

Dated this 8th day of May, 2012.

Jane Sheere

Secretary

Brookfield Renewable Partners Limited,

the general partner of Brookfield Renewable Energy Partners L.P.

THE LIMITED PARTNERSHIP ACT, 1983

SUPPLEMENTARY CERTIFICATE OF PARTICULARS OF

AN EXEMPTED PARTNERSHIP

Pursuant to Section 13(5)

Name of Limited Partnership:	Brookfield Renewable Energy Partners L.P.

Name and Address of the General Partner:	Brookfield Renewable Partners Limited 73 Front Street, 5th Floor Hamilton HM 12, Bermuda

Name and Address of the Resident Representative:	Gregory E A Morrison 73 Front Street, 5th Floor Hamilton HM 12, Bermuda

Address of Registered Office of the Partnership in Bermuda:	73 Front Street, 5th Floor Hamilton HM 12, Bermuda

Dated this 8th day of May, 2012.

Jane Sheere

Secretary

Brookfield Renewable Partners Limited,

the general partner of Brookfield Renewable Energy Partners L.P.